REGISTRATION RIGHTS AGREEMENT

         This REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of July 20, 1998, by and among United States Leather, Inc., a Wisconsin corporation (the "Company"), and the other parties set forth on the signature page hereto (collectively, the "Stockholders").

                               W I T N E S S E T H

         WHEREAS, in connection with the financial restructuring of the Company pursuant to the Plan of Reorganization of United States Leather, Inc. (the "Plan") dated May 11, 1998, and the Company's Restated Articles of Incorporation dated July 20, 1998, the Company's authorized capital stock will consist of, among other things, 45,000,000 shares of common stock (the "Company Common Stock"); and

         WHEREAS, the Company has agreed to grant to each of the Stockholders the registration rights set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:


                                    ARTICLE I

                               Certain Definitions

         For purposes of this Agreement, the following terms shall have the following meanings:

         (a) The term "Affiliate" shall have the meaning set forth in Rule 405 promulgated under the Securities Act.

         (b) The term "Commission" shall mean the United States Securities and Exchange Commission or any successor agency.

         (c) The term  "Control  Person"  shall  have the  meaning  set forth in
Section 2.8(a) of this Agreement.

         (d) The term "Demand" shall have the meaning set forth in Section 2.1(a) of this Agreement.

         (e) The term "Demand  Registration" shall have the meaning set forth in
Section 2.1(a) of this Agreement.

         (f) The term  "Demanding  Holder"  shall have the  meaning set forth in
Section 2.1(a) of the agreement.


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         (g) The term "Exchange  Act" shall mean the Securities  Exchange Act of
1934, as amended, and the rules and regulations promulgated thereunder.

         (h) The term "Losses" shall have the meaning set forth in Section 2.8(a) of this Agreement.

         (i) The term "Maximum Demand Number" shall have the meaning set forth in Section 2.1(f) of this Agreement.

         (j) The term "Maximum Piggyback Number" shall have the meaning set forth in Section 2.2(b) of this Agreement.

         (k) The term "Nasdaq" shall have the meaning set forth in Section 2.6(a)(ix) of this Agreement.

         (l) The term "Other Demand  Rights" shall have the meaning set forth in
Section 2.2(b) of this Agreement.

         (m) The term "Other Demand Sellers" shall have the meaning set forth in
Section 2.2(b) of this Agreement.

         (n) The term "Person" shall mean any individual, firm, corporation, partnership, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

         (o) The term "Piggyback" shall have the meaning set forth in Section 2.2(b) of this Agreement.

         (p) The term  "Piggyback  Notice"  shall have the  meaning set forth in
Section 2.2(a) of this Agreement.

         (q) The term "Piggyback Registration" shall have the meaning set forth in Section 2.2(a) of this Agreement.

         (r) The term  "Piggyback  Sellers"  shall have the meaning set forth in
Section 2.2(b) of this Agreement.

         (s) The term  "Primary  Offering"  shall have the  meaning set forth in
Section 2.2(b)(i) of this Agreement.

         (t) The term "Public Offering" shall mean a public offering of equity securities of the Company pursuant to an effective registration statement under the Securities Act, including a public offering in which Stockholders are entitled to sell Shares pursuant to the terms of this Agreement.

         (u) The term "Registrable Securities" shall mean (i) any Company Common Stock is-sued to the Stockholders pursuant to the Plan, and (ii) any Company Common Stock issued or issuable with respect to the securities referred to in clause (i) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (x) a registration statement registering such securities under the Securities Act has been declared effective and such securities have been sold or otherwise transferred by the holder thereof pursuant to such effective registration statement, (y) such securities are sold to the public in accordance with Rule 144 (or any successor provision) promulgated under the Securities Act, or (z) such securities are transferred under circumstances in which any legend borne by the certificates for such securities relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by the Company.

         (v) The term "Registration Expenses" shall have the meaning set forth in Section 2.7 of this Agreement.

         (w) The term "Registration Period" shall mean the period commencing on the date hereof and expiring July 20, 2002.

         (x) The term "Requisite Amount" shall mean 25% of the Registrable Securities outstanding at any given time.

         (y) The term "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         (z) The term "Selling Stockholders" shall have the meaning set forth in
Section 2.1(f) of this Agreement.

         (aa) The term "Shelf  Registration" shall have the meaning set forth in
Section 2.3 of this Agreement.


                                   ARTICLE II

                               Registration Rights

Section 2.1   Demand Registrations.

              (a) Requests for Registration. During the Registration Period, Stockholders holding the Requisite Amount of Registrable Securities may make a written request of the Company (a "Demand") for registration under the Securities Act of all or part (which may not be less than the Requisite Amount) of the Registrable Securities (a "Demand Registration"). Such Demand shall specify: (i) the aggregate number of Registrable Securities requested to be registered, (ii) the intended method of distribution in connection with such Demand Registration to the extent then known, and (iii) the identity of the Stockholder or Stockholders (each, a "Demanding Holder") requesting such Demand. Within ten (10) days after receipt of a Demand, the Company shall give written notice of such Demand to all other Stockholders and shall include in such registration all Registrable Securities with respect to which the Company has received a written re-quest for inclusion therein within twenty (20) days after the receipt by such Stockholder of the Company's notice required by this paragraph (it being understood and agreed that such request for inclusion shall not constitute a demand).

              (b) Number of Demands. The Stockholders shall be entitled to three
(3) Demand Registrations.

              (c) Satisfaction of Obligations. A registration shall not be treated as a permitted Demand for a Demand Registration until (i) the applicable registration statement under the Securities Act has been filed with the Commission with respect to such Demand Registration (which shall include any registration statement that is not withdrawn by holders of Registrable Securities in the circumstances contemplated by Section 2.3), and (ii) such registration statement shall have been maintained continuously effective for a period of at least ninety (90) days or such shorter period as all Registrable Securities included therein have been disposed of thereunder in accordance with the manner of distribution set forth in such registration statement.

              (d) Availability of Short Form Registrations. The Company shall use all reasonable efforts to comply with the requirements for use of short form registration for the sale of securities under the Securities Act.

              (e) Restrictions on Demand Registrations. The Company shall not be obligated (i) in the case of a Demand Registration, to maintain the effectiveness of a registration statement under the Securities Act, for a period longer than ninety (90) days, or (ii) to effect any Demand Registration within one hundred eighty (180) days after the effective date of (A) a "firm commitment" underwritten registration in which all Stockholders were notified of their "piggyback" rights pursuant to Section 2.2 hereof, or (B) any other Demand Registration. In addition, the Company may postpone (upon written notice to all Stockholders) for up to ninety (90) days the filing or the effectiveness of a registration statement in respect of a Demand (but no more than once in any period of twelve (12) consecutive months) if the Board determines in good faith and in its reasonable judgment that effecting the Demand Registration in respect of such Demand would have a material adverse affect on any proposal or plan by the Company to engage in any debt or equity offering, material acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction. In the event of a postponement by the Company of the filing or effectiveness of a registration statement in respect of a Demand, the holders making such Demand shall have the right to withdraw such Demand in accordance with Section 2.3 hereof.

              (f) Participation in Demand  Registrations.  The Company shall not include any securities other than Registrable Securities in a Demand Registration, except with the written consent of the holders of the majority of the Registrable Securities sought to be registered pursuant to such Demand Registration held by all Stockholders that have elected to include Registrable Securities in such Demand Registration. If, in connection with a Demand Registration, any managing underwriter advises the Company and the holders of the Registrable Securities that, in its opinion, the inclusion of all the Registrable Securities and, if authorized pursuant to this paragraph, other securities of the Company, in each case, sought to be registered in connection with such Demand Registration would adversely affect the marketability of the Registrable Securities sought to be sold pursuant thereto, then (i) the Company shall include in the registration statement applicable to such Demand Registration only such securities as the Company and the holders of Registrable Securities sought to be registered therein (the "Selling Stockholders") are advised by such underwriter can be sold without such adverse effect (the "Maximum Demand Number"), and (ii) prior to the inclusion of any securities which are not Registrable Securities requested to be included which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, all Registrable Securities held by the Selling Stockholders are included or, if all such shares exceed the Maximum Demand Number, a pro rata amount of such shares from each Selling Stockholder based on the amount of Registrable Securities requested to be included by each such seller. If such Demand Registration is not an underwritten offering, the Demanding Holders of a majority of the Registrable Securities to be registered therein shall select a nationally-recognized, independent underwriter, to be subject to the approval of the Company, which approval should not be unreasonably  withheld  or  delayed  to  advise  the  Company  and  the  Selling
Stockholders concerning the Maximum Demand Number. The Company shall bear all the fees and expenses of such underwriter and shall be bound by such advice to the same extent as set forth in the preceding sentence.

              (g) Selection of Underwriters. If the Demanding Holders of a majority of the Registrable Securities to be included in a Demand Registration request that such Demand Registration be an underwritten offering, then such holders shall select a nationally recognized underwriter or underwriters to manage and administer such offering, such underwriter or underwriters, as the case may be, to be subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed, and such underwritings shall be "firm" underwritings, unless a majority of the Demanding Holders should otherwise agree. The Company shall bear all the fees and expenses of such underwriter.

              (h) Other Registrations. If the Company has received a Demand and if the applicable registration statement in respect of such Demand has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (other than a registration relating to the Company employee benefit plans, exchange offers by the Company or a merger or acquisition of a business or assets by the Company, including, without limitation, a registration on Form S-4 or S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least ninety (90) days has elapsed from the effective date of any Demand Registration, unless a shorter period of time is approved by the Demanding Holders of a majority of the Registrable Securities held by all the Demanding Holders. Notwithstanding the foregoing, the Company shall be entitled to postpone any such Demand Registration and may file or cause to be effected such other registration in accordance with the terms of Section 2.1(e) hereof.

Section 2.2   Piggyback Registrations.

              (a) Right to Piggyback. During the Registration Period, whenever the Company proposes to register any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (other than a registration relating to the Company employee benefit plans, exchange offers by the Company or a merger or acquisition of a business or assets by the Company including, without limitation, a registration on Form S-4 or Form S-8 or any successor form) (a "Piggyback Registration"), the Company shall give all Stockholders prompt written notice thereof (but not less than twenty (20) days prior to the filing by the Company with the Commission of any registration statement with respect thereto). Such notice (a "Piggyback Notice") shall specify, at a minimum, the number of securities proposed to be registered, the proposed date of filing of such registration statement with the Commission, the proposed means of distribution, the proposed managing underwriter or underwriters (if any and if known), and a good faith estimate by the Company of the proposed minimum offering price of such securities. Upon the written request of a Stockholder given within ten (10) business days of such Stockholder's receipt of the Piggyback Notice (which written request shall specify the number of Registrable Securities intended to be disposed of by such Stockholder and the intended method of distribution thereof), the Company shall include in such registration all Registrable Securities with respect to which the Company has received such written requests for inclusion.

              (b) Priority on Piggyback Registrations.  If, in connection with a
Piggyback  Registration,   any  managing  underwriter  (or,  if  such  Piggyback
Registration is not an underwritten offering, a nationally recognized independent underwriter selected by the Company (reasonably acceptable to the holders of a majority of the Registrable Securities sought to be included in such Piggyback Registration and whose fees and expenses shall be borne solely by the Company)) advises the Company and the holders of the Registrable Securities to be included in such Piggyback Registration, that, in its opinion, the inclusion of all the securities sought to be included in such Piggyback
Registration by the Company, any Persons who have sought to have shares registered thereunder pursuant to rights to demand (other than pursuant to so-called "piggyback" or other incidental or participation registration rights) such registration (such demand rights being "Other Demand Rights" and such Persons being "Other Demanding Sellers"), any holders of Registrable Securities seeking to sell such securities in such Piggyback Registration ("Piggyback Sellers") and any other proposed sellers, in each case, if any, would adversely affect the marketability of the securities sought to be sold pursuant thereto, then the Company shall include in the registration statement applicable to such Piggyback Registration only such securities as the Company, the Other Demanding Sellers, and the Piggyback Sellers are so advised by such underwriter can be sold without such an effect (the "Maximum Piggyback Number"), as follows and in the following order of priority:

                            (i) if the Piggyback  Registration is an offering on
              behalf of the Company and not any Person exercising Other Demand Rights (whether or not other Persons seek to include securities therein pursuant to so called "piggyback" or other incidental or participatory registration rights) (a "Primary Offering"), then
              (A) first, such number of securities to be sold by the Company as the Company, in its reasonable judgment and acting in good faith and in accordance with sound financial practice, shall have determined, (B) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of
                                      -6-
              such Registrable Securities on the basis of the number of shares requested to be included by each such holder, and (C) third, other securities requested to be included in such registration.

                            (ii) if the  Piggyback  Registration  is an offering
              other than pursuant to a Primary Offering, then (A) first, such number of securities sought to be registered by each Other Demanding Seller, pro rata in proportion to the number of securities sought to be registered by all such Other Demanding Sellers, (B) second, if the number of securities to be included under clause (A) above is less than the Maximum Piggyback Number, the number of Registrable Securities, requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares requested to be included by each such holder, and (C) third, other securities requested to be included in such registration.

              (c) Withdrawal by the Company. If, at any time after giving written notice of its intention to register any of its securities as set forth in Section 2.2 and prior to the time the registration statement filed in connection with such registration is declared effective, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each Stockholder and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided herein). In the event that the Piggyback Sellers of such a registration hold the Requisite Amount of Registrable Securities, such holders may continue the registration as a Demand Registration.

Section 2.3   Shelf Registration.

              The Company shall cause to be filed as soon as practicable but in no event later than 75 days following the date hereof, a shelf registration statement (the "Shelf Registration") pursuant to Rule 415 under the Securities Act relating to all Registrable Securities. Notwithstanding the foregoing, the Company shall not be required to include Registrable Securities of any holder that has not provided to the Company all information reasonably requested by the Company for use therein. The Company shall use its reasonable best efforts to cause such registration statement to become effective within 120 days of the date hereof and to keep such registration statement continuously effective, supplemented and amended to the extent necessary to ensure that it is available for sales of Registrable Securities by the holders thereof, and to ensure that it complies with the requirements of the Securities Act and the policies, rules and regulations of the Commission until such time as all Registrable Securities registered thereunder have been sold pursuant to such registration statement or otherwise.
Section 2.4   Withdrawal Rights.

              Any Stockholder having notified or directed the Company to include any or all of its Registrable Securities in a registration statement under the Securities Act may with-
draw any such notice or direction with respect to any or all of the Registrable Securities designated for registration thereby by giving written notice to such effect to the Company prior to the effective date of such registration statement. In the event of any such withdrawal, the Company shall not include such Registrable Securities in the applicable registration and such Registrable Securities shall continue to be Registrable Securities hereunder. No such withdrawal shall affect the obligations of the Company with respect to the Registrable Securities not so withdrawn; provided that in the case of a Demand Registration, if such withdrawal shall reduce the number of Registrable Securities sought to be included in such registration below the Requisite Amount, then the Company shall as promptly as practicable give each holder of Registrable Securities sought to be registered notice to such effect, referring to this Agreement and summarizing this Section 2.4, and within five (5) business days following the effectiveness of such notice, either the Company or the holders of a majority of the Registrable Securities sought to be registered may, by written notices made to each holder of Registrable Securities sought to be registered and the Company, respectively, elect that such registration statement not be filed or, if theretofore filed, be withdrawn. During such five (5) business day period, the Company shall not file such registration statement if not theretofore filed or, if such registration statement has been theretofore filed, the Company shall not seek, and shall use its best efforts to prevent, the effectiveness thereof. Any registration statement withdrawn or not filed (i) in accordance with an election by the Company, (ii) in accordance with an election by the holders of the majority of the Registrable Securities sought to be registered pursuant to such Demand Registration held by all the Selling
Stockholders, (iii) in accordance with an election by the holders of the majority of the Registrable Securities sought to be registered pursuant to such Demand Registration held by all the Selling Stockholders prior to the effectiveness of the applicable Demand Registration Statement or (iv) in accordance with an election by the holders of the majority of the Registrable Securities sought to be registered pursuant to such Demand Registration held by all the Selling Stockholders subsequent to the effectiveness of the applicable Demand Registration Statement, if any post-effective amendment or supplement to the applicable Demand Registration Statement contains adverse information regarding the Company shall not be counted as a Demand. Except as set forth in clause (iv) of the previous sentence, any Demand withdrawn in accordance with an election by the Selling Stockholders subsequent to the effectiveness of the applicable Demand Registration Statement shall be counted as a Demand unless the Stockholders reimburse the Company for its reasonable out-of-pocket expenses (but, without implication that the contrary would otherwise be true, not including any Internal Expenses, as defined below) related to the preparation and filing of such registration statement (in which event such registration statement shall not be counted as a Demand hereunder). Upon the written request of a majority of the Stockholders, the Company shall promptly prepare a definitive statement of such out-of-pocket expenses in connection with such registration statement in order to assist such holders with a determination in accordance with the next preceding sentence.

Section 2.5   Holdback Agreements.

              Each Stockholder agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the ten (10) day period prior to the date which the Company has, or in the case of a Demand Registration, the Demand-ing Holders have, notified the Stockholders that it or they intend to commence a Public Offering through the sixty (60) day period immediately following the effective date of any Demand Registration or any Piggyback Registration (in each case, except as part of such registration), or, in each case, if later, the date of any underwriting agreement with respect thereto; provided, however, that the Stockholders shall not be obligated to comply with this Section 2.5 on more than one (1) occasion in any nine (9) month period.

Section 2.6   Registration Procedures.

              (a) Whenever the Stockholders have requested that any Registrable Securities be registered pursuant to this Agreement (whether pursuant to Demand Registration, Piggyback Registration or Shelf Registration), the Company (subject to its right to withdraw such registration as contemplated by Section 2.2(c)) shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof and, in connection therewith, the Company shall as expeditiously as possible:

                            (i) prepare and file with the Commission a registration statement with respect to such Registrable Securities on any form for which the Company then qualifies and is available for the sale of Registrable Securities to be registered thereunder in accordance with the intended method of distribution and use its reasonable best efforts to cause such registration statement to become effective within ninety (90) days of the date of such filing (or, in the case of the Shelf Registration, within 120 days of the date hereof);

                            (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a continuous period of not less than ninety (90) days (or, if earlier, until all
              Registrable Securities included in such registration statement have been sold thereunder in accordance with the manner of distribution set forth therein) or such longer period as may be set forth in Section 2.3 and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof as set forth in such registration statement (including, without limitation, by incorporating in a prospectus supplement or post-effective amendment, at the request of a seller of Registrable Securities, the terms of the sale of such Registrable Securities);

                            (iii) before filing with the Commission any such registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to counsel selected by the holders of a majority of the Registrable Securities held by the Demanding

              Holders, counsel for the underwriter or sales or placement agent, if any, and any other counsel for holders of Registrable Securities, if any, in connection therewith, drafts of all such documents proposed to be filed and provide such counsel with a reasonable opportunity for review thereof and comment thereon, such review to be conducted and such comments to be delivered with reasonable promptness;

                            (iv) promptly (i) notify each seller of  Registrable
              Securities of each of (x) the filing and effectiveness of the registration statement and prospectus and any amendment or supplements thereto, (y) the receipt of any comments from the Commission or any state securities law authorities or any other governmental authorities with respect to any such registration statement or prospectus or any amendments or supplements thereto, and (z) any oral or written stop order with respect to such registration, any suspension of the registration or qualification of the sale of such Registrable Securities in any jurisdiction or any initiation or threatening of any proceedings with respect to any of the foregoing and (ii) use its best efforts to obtain the withdrawal of any order suspending the registration or qualification (or the effectiveness thereof) or suspending or preventing the use of any related prospectus in any jurisdiction with respect thereto;

                            (v)   furnish   to  each   seller   of   Registrable
              Securities, the underwriters and the sales or placement agent, if any, and counsel for each of the foregoing, a conformed copy of such registration statement and each amendment and supplement thereto (in each case, including all exhibits thereto and documents incorporated by reference therein) and such additional number of copies of such registration statement, each amendment and supplement thereto (in such case without such exhibits and documents), the prospectus (including each preliminary prospectus) included in such registration statement and prospectus supplements and all exhibits thereto and documents incorporated by reference therein and such other documents as such seller, underwriter, agent or counsel may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                            (vi) if  requested by the  managing  underwriter  or
              underwriters of any registration or by the Demanding Holders of a majority of the Registrable Securities held by the Demanding Holders, subject to approval of counsel to the Company in its reasonable judgment, promptly incorporate in a prospectus, supplement or post-effective amendment to the registration statement such information concerning underwriters and the plan of distribution of the Registrable Securities as such managing underwriter or underwriters or such holders reasonably shall furnish to the Company in writing and request to be included therein, including, without limitation, with respect to the number of Registrable Securities being sold by such holders to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus, supplement or post-effective amendment as soon as possible after being notified of the matters to be incorporated in such prospectus, supplement or post-effective amendment;

                            (vii) use its reasonable best efforts to register or
              qualify such Registrable Securities under such securities or "blue sky" laws of such jurisdictions as the holders of a majority of Registrable Securities sought to be registered reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable the holders of a majority of Registrable Securities sought to be registered to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holders and keep such registration or qualification in effect for so long as the registration statement remains effective under the Securities Act (provided that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph, (y) subject itself to taxation in any such jurisdiction where it would not otherwise be subject to taxation but for this paragraph or (z) consent to the general service of process in any jurisdiction where it would not otherwise be subject to general service of process but for this paragraph);

                            (viii) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon the discovery that, or of the happening of any event as a result of which, the registration statement covering such Registrable Securities, as then in effect, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or any fact necessary to make the statements therein not misleading, and promptly prepare and furnish to each such seller a supplement or amendment to the prospectus contained in such registration statement so that such Registration Statement shall not, and such prospectus as thereafter delivered to the purchasers of such Registrable Securities shall not, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or any fact necessary to make the statements therein not misleading;

                            (ix) use its  reasonable  best  efforts to cause all
              such Registrable Securities to be listed on the New York Stock Exchange and/or any other securities exchange and included in each established over-the-counter market on which or through which similar secu-rities of the Company are listed or traded and, if not so listed or traded, to be listed on the NASD automated quotation system ("Nasdaq") and if listed on Nasdaq, use its reasonable efforts to secure designation of all such Registrable Securities covered by such registration statement as a Nasdaq "national market system security" within the meaning of Rule 1lAa2-1 under the Securities Exchange Act of 1934, as amended, or, failing that, to secure Nasdaq authorization for such Registrable Securities;

                            (x) make  available for  inspection by any seller of
              Registrable  Securities,  any  underwriter  participating  in  any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees, attorneys and independent accountants to supply all information reasonably requested by any such sellers, underwriters, attorneys, accountants or agents in connection with such registration statement. Information which the Company determines, in good faith, to be confidential shall not be disclosed by such persons unless (x) the disclosure of such information is necessary to avoid or correct a misstatement or omission in such registration statement, or (y) the release of such information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each seller of Registrable Securities agrees, on its own behalf and on behalf of all its underwriters, accountants, attorneys and agents, that the information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such is made generally available to the public. Each seller of Registrable Securities further agrees, on its own behalf and on behalf of all its underwriters, accountants, attorneys and agents, that it will, upon learning that disclosure of such information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the information deemed confidential;

                            (xi) use its reasonable  best efforts to comply with
              all applicable laws related to such registration statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act and the Exchange Act) and make generally available to its security holders as soon as practicable (but in any event not later than fifteen
              (15) months after the effectiveness of such registration statement) an earnings statement of the Company and its subsidiaries complying with Section 11(a) of the Securities Act;

                            (xii) permit any Stockholder,  which Stockholder, in
              its sole and exclusive judgment, might be deemed to be an underwriter or controlling person of the Company, to participate in the preparation of such registration statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and such holder's counsel should be included;

                            (xiii) use its reasonable best efforts to furnish to
              each seller of Registrable Securities a signed counterpart of (x) an opinion of counsel for the Company and (y) a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included or incorporated by reference in such registration statement, covering such matters with respect to such registration statement and, in the case of the accountants' comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' comfort letters delivered to the underwriters in underwritten public offerings of securities for the account of, or on behalf of, an issuer of common stock, such opinion and comfort letters to be dated the date of such opinions and comfort letters are customarily dated in such transactions, and covering in the case of such legal opinion, such other legal matters and, in the case of such comfort letter, such other financial matters, as the holders of a majority of the Registrable Securities being sold may reasonably request; and

                            (xiv) take all such other  actions as the holders of
              a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

              (b) Underwriting. Without limiting any of the foregoing, in the event that the offering of Registrable Securities is to be made by or through an underwriter, the Company shall enter into an underwriting agreement with a managing underwriter or underwriters containing representations, warranties, indemnities and agreements customarily included (but not inconsistent with the agreements contained herein) by an issuer of common stock in underwriting agreements with respect to offerings of common stock for the account of, or on behalf of, such issuers. In connection with the sale of Registrable Securities hereunder, any seller of such Registrable Securities may, at its option, require that any and all representations and warranties by, and indemnities and agreements of, the Company to or for the benefit of such underwriter or underwriters (or which would be made to or for the benefit of such an underwriter or underwriters if such sale of Registrable Securities were pursuant to a customary underwritten offering) be made to and for the benefit of such seller and that any or all of the conditions precedent to the obligations of such underwriter or underwriters (or which would be so for the benefit of such underwriter or underwriters under a customary underwriting agreement) be conditions precedent to the obligations of such seller in connection with the disposition of its securities pursuant to the terms hereof (it being agreed that in connection with any Demand Registration, without limiting any rights or remedies of the Stockholders, in the event any such condition precedent shall not be satisfied and, if not so satisfied, shall not be waived by the holders of a majority of the Registrable Securities to be included in such Demand Registration, such Demand Registration shall not be counted as a permitted Demand hereunder). In connection with any offering of Registrable Securities registered pursuant to this Agreement, the Company shall
(x) furnish to the underwriter, if any (or, if no underwriter, the sellers of such Registrable Securities), unlegended certificates representing ownership of the Registrable Securities being sold, in such denominations as requested and
(y) instruct any transfer agent and registrar of the Registrable Securities to release any stop transfer order with respect thereto.

              (c) Return of Prospectuses. Each seller of Registrable Securities hereunder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.6(a)(viii), such seller shall forthwith discontinue such seller's disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until such seller's receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.6(a)(viii) and, if so directed by the Company, deliver to the Company all copies, other than permanent file copies, then in such seller's possession of the prospectus current at the time of receipt of such notice relating to such Registrable Securities. In the event the Company shall give such notice, the ninety (90)-day period during which such registration statement must remain effective pursuant to this Agreement shall be extended by the number of days during the period from the date of giving of a notice regarding the happening of an event of the kind described in Section 2.6(a)(viii) to the date when all such sellers shall receive such a supplemented or amended prospectus and such prospectus shall have been filed with the Commission.

Section 2.7   Registration Expenses.

              All  expenses  incident  to  the  Company's   performance  of,  or
compliance with, its obligations under this Agreement including, without limitation, all registration and filing fees, all fees and expenses of compliance with securities laws and "blue sky" laws (including, without limitation, the fees and expenses of counsel for underwriters or placement or sales agents in connection therewith), all printing and copying expenses, all messenger and delivery expenses, all fees and expenses of underwriters and sales and placement agents in connection therewith (excluding discounts and commissions), all fees and expenses of the Company's independent certified public accountants and counsel (including, without limitation, with respect to "comfort" letters and opinions) (collectively, the "Registration Expenses") shall be borne by the Company; provided, however, that in the case of a Piggyback Registration, all incremental costs resulting from applicable federal and blue sky registration and filing fees, National Association of Securities Dealers filing fees, the expenses and fees for listing the securities to be registered on each securities exchange and included in each established over-the-counter market on which similar securities issued by the Company are then listed or traded or for listing on Nasdaq and underwriting discounts and commissions allocable to each Stockholder selling Registrable Securities shall be borne by such Stockholder. The Company shall be responsible for the fees and expenses of one (1) legal counsel retained by all of the Stockholders in the aggregate in connection with each sale of Registrable Securities pursuant to a Demand Registration or a Piggyback Registration. Notwithstanding the foregoing, the Company shall not be responsible for the fees and expenses of any additional counsel, or any of the accountants, agents or experts retained by the Stockholders in connection with the sale of Registrable Securities. The Company will pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any annual audit and the expense of any liability insurance) (collectively, "Internal Expenses") and the expenses and fees for listing the securities to be registered on each securities exchange and included in each established over-the-counter market on which similar securities issued by the Company are then listed or traded or for listing on Nasdaq.

Section 2.8   Indemnification.

              (a) By the Company. The Company agrees to indemnify, to the fullest extent permitted by law, each holder of Registrable Securities being sold, its officers, directors, employees, shareholders, investment advisors, agents and Affiliates and each Person who controls (within the meaning of the Securities Act) such holder (a "Control Person") or such an other indemnified Person, and each such Affiliate's or Control Person's officers, directors, shareholders, investment advisors and agents against all losses, claims, damages, liabilities and expenses (collectively, the "Losses") caused by, resulting from or relating to any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or a fact necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering and without limiting any of the Company's other obligations under this Agreement, the Company shall indemnify such underwriters, their officers, directors, employees, shareholders, investment advisors, agents and Affiliates and each Control Person of such underwriters or such an other indemnified Person, and each such Affiliate's or Control Person's officers, directors, shareholders, investment advisors and agents, to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities being sold.

              (b) By the Stockholders. In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing information regarding such holder's ownership of Registrable Securities and its intended method of distribution thereof and, to the extent permitted by law, shall indemnify the Company, its directors, officers, employees and agents and each Person who controls (within the meaning of the Securities Act) the Company or such an other indemnified Person against all Losses caused by, resulting from or relating to any untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is caused by and contained in such information so furnished in writing by such holder; provided, however, that each holder's obligation to indemnify the Company hereunder shall be apportioned between each liable holder based upon the net amount received by such liable holder from the sale of Registrable
Securities, as compared to the total net amount received by all of the liable holders of Registrable Securities sold pursuant to such registration statement, no such liable holder being liable to the Company in excess of such apportionment.

              (c) Notice. Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which its seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been materially prejudiced by such failure to provide such notice.

              (d) Defense of Actions. In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party, in which event the indemnified party shall be reimbursed by the indemnifying party for the expenses incurred in connection with retaining separate legal counsel). An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent. The indemnifying party shall lose its right to defend, contest, litigate and settle a matter if it shall fail to diligently contest such matter (except to the extent settled in accordance with the next following sentence). No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld).

              (e) Survival. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person and will survive the transfer of the Registrable Securities and the termination of this Agreement.

              (f) Contribution. If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons. In determining the amount of contribution to which the respective Persons are entitled, there shall be considered the Persons' relative knowl-
edge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, no Stockholder shall be required to make a contribution in excess of the net amount received by such holder from the sale of Registrable Securities.


                                   ARTICLE III

                                  Miscellaneous

              (a) Headings. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.

              (b) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants, conditions or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof.

              (c) Notices. All notices and other communications hereunder shall be in writing and shall be delivered personally or by next-day courier or telecopied with confirmation of receipt, at the address specified below (or at such other address for a party as shall be specified by like notice; provided that notices of change of address shall be effective only upon receipt thereof). Any such notice shall be effective upon receipt, if personally delivered or telecopied, or one day after delivery to a courier for next-day delivery.


If to the Company:                          United States Leather, Inc.
                                            1403 West Bruce Street
                                            Milwaukee, WI  53204
                                            Attention:  President
                                            Telecopier:  (414) 389-5194



                                            With a Copy to:

                                            Foley & Lardner
                                            Firstar Center
                                            777 East Wisconsin Avenue
                                            Milwaukee, Wisconsin  53202-5367

                                            Attention: Benjamin F. Garmer, III
                                            Telecopier:  (414) 297-4900

If to the Stockholders:                   At the respective  addresses set forth
                                          on the signature pages hereto.

              (d) Applicable Law. The substantive laws of the State of New York shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under applicable principles of conflicts of laws. THE PARTIES HERETO WAIVE THEIR RIGHT TO A JURY TRIAL WITH RESPECT TO DISPUTES HEREUNDER.

              (e) Severability. The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

              (f) Successors; Assigns. The provisions of this Agreement shall be binding upon the parties hereto and their respective heirs, successors and permitted assigns whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

              (g) Amendments. This Agreement may not be amended, modified or supplemented unless such modification is in writing and signed by the Company and the holders of at least 60% of the Registrable Securities outstanding on the date thereof.

              (h) Waiver. Any waiver (express or implied) of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach.


                              [Intentionally blank]

              (i)Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

              IN WITNESS WHEREOF, the undersigned hereby agree to be bound by the terms and provisions of this Registration Rights Agreement as of the date first above written.


                              UNITED STATES LEATHER, INC.



                              By:     /s/ Kinzie L. Weimer
                              Name: Kinzie L. Weimer
                              Its:      Secretary


                              MORGAN STANLEY DEAN WITTER HIGH YIELD
                               SECURITIES, INC.
                              MORGAN STANLEY DEAN WITTER DIVERSIFIED
                               INCOME FUND
                              MORGAN STANLEY DEAN WITTER VARIABLE
                              INVESTMENT SERIES-HIGH YIELD PORTFOLIO
                              HIGH INCOME ADVANTAGE TRUST
                              HIGH INCOME ADVANTAGE TRUST II
                              HIGH INCOME ADVANTAGE TRUST III
                              MORGAN STANLEY DEAN WITTER SELECT
                               DIMENSIONS INVESTMENT SERIES - THE
                               DIVERSIFIEDINCOME PORTFOLIO



                              By:   /s/ Peter M. Avelar
                              Name: Peter M. Avelar
                              Its:      Vice President


                              Address:  c/o Morgan Stanley Dean Witter
                                        Advisors Inc.
                                        Two World Trade Center
                                        72nd Floor
                                        New York, New York

                              Telephone:       (212) 392-1648
                              Facsimile:       (212) 392-0094

                              CONTRARIAN CAPITAL FUND I, L.P.

                              By:  Contrarian Capital Management, LLC,
                              its general partner


                              By:      /s/ Sam S. Kim
                              Name: Sam S. Kim
                              Title:         Partner

                              Address:     411 West Putnam
                                           Suite 225
                                           Greenwich, CT 06830

                              Telephone:   (203) 862-8201
                              Facsimile:   (203) 629-1977



                              CONTRARIAN CAPITAL FUND II, L.P.

                              By:  Contrarian Capital Management, LLC,
                              its general partner


                              By:     /s/ Sam S. Kim
                              Name: Sam S. Kim
                              Title:         Partner

                              Address:     411 West Putnam
                                           Suite 225
                                           Greenwich, CT 06830

                              Telephone:   (203) 862-8201
                              Facsimile:   (203) 629-1977

                              CONTRARIAN CAPITAL OFFSHORE FUND LIMITED

                              By: Contrarian Capital Management, LLC,
                              its Agent


                              By:       /s/ Sam S. Kim
                              Name: Sam S. Kim
                              Title:         Partner

                              Address:     c/o Trident Trust Company
                                           Limited
                                           One Capital Place
                                           Grand Cayman, Cayman Islands
                                           B.W.I.

                              Telephone:   (345) 949-0880
                              Facsimile:   (345) 949-0881


                              CONTRARIAN CAPITAL ADVISORS, L.L.C.,
                              as agent for the entities listed below


                              By:     /s/ Sam S. Kim
                              Name: Sam S. Kim
                              Title:    Partner

                              Address:     411 West Putnam, Suite 225
                                           Greenwich, CT 06830

                              Telephone:   (203) 862-8201
                              Facsimile:   (203) 629-1977

                              Oppenheimer Horizon Partners, L.P.
                              Oppenheimer Institutional Horizon Partners, L.P. Oppenheimer International Horizon Fund II, Ltd. CIBC Oppenheimer Corp.
                               The & Trust

                            MELLON BANK, N.A., solely in its capacity as Trustee for First Plaza Group Trust (as directed by Contrarian Capital Advisors, L.L.C.) and not in its individual capacity

                            By:      /s/ Carole Bruno
                            Name: Carole Bruno
                            Title:         Authorized Signatory

                            Address:     One Mellon Bank Center
                                         Pittsburgh, PA  15258
                                         Attention:  Laurie Adams Rm 151-3346

                            Telephone:       (412) 234-1735
                            Facsimile:       (412) 236-1928